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                                                                   EXHIBIT 10.29

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                            200.83 AND 240.24B-2

                                  MP3.com, Inc.
                               4790 Eastgate Mall
                               San Diego, CA 92121

                                  July 26, 2000

Virgin Holdings, Inc.
c/o EMI Recorded Music
1750 North Vine Street
Los Angeles, CA 90028

Gentlepersons:

        This agreement (this "Agreement") sets forth the terms and conditions of the agreement between Virgin Holdings, Inc. ("Virgin" and, together with the Label Affiliates (as defined below), the "Company") and MP3.com, Inc. (together with its Affiliates, "MP3") with respect the matters set forth herein.

1.      DEFINITIONS:

        (a)    [...***...]

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        (b)    "Affiliate" has the meaning assigned to that term under Rule 501 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder [...***...].

        (c) "Artist" means a recording artist whose performance is embodied in the Company Recordings.

        (d)    "Beam-it System" [...***...]

        (e)    "Company Album" [...***...]

        (f)    "Company Master" [...***...]

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        (g)    "Company Recordings" [...***...]

        (h)    "Company Shelf" [...***...]

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        (i)    "Download" or "Downloading" [...***...]

        (j)    "Enforcement Technology" [...***...]

        (k)    [...***...]

        (l)    "Instant Listening System" [...***...]

        (m) "Internet" means the publicly available network of computer networks using the Transmission Control Protocol/Internet Protocol (TCP/IP) (including subsequent extensions or modifications thereof) commonly referred to as the Internet and also known as the "World Wide Web," from which digital data (e.g., text, information, graphics, audio, video or a combination thereof) may be transmitted from a distant location from or to electronic devices (e.g., computers (mainframe, desktop, laptop, handheld, etc.), set-top boxes, cable modems, handheld devices, cell phones, televisions, etc.) capable of transmitting or receiving digital data or digital

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                information, irrespective of whether a fee is charged or a subscription or membership is required in order to access such network. [...***...]

        (n)    "Label Affiliates" [...***...]

        (o)    "Locker" [...***...]

        (p) "Locker Owner" means an individual Person who shall have established a particular Locker.

        (q)    "MP3 Website" [...***...]

        (r)    "MyMP3" [...***...]

        (s)    "Own," "Owned" or "Ownership" [...***...]

        (t) "Password" means a password either (i) provided to a Locker Owner by MP3 or (ii) chosen by the Locker Owner and accepted by MP3 so that

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                MP3 is able to identify the Locker Owner. Each Password will be unique to the individual Locker Owner.

        (u) "Person" means any individual, corporation, partnership or other legal entity.

        (v) "Record" means any and all forms of reproductions of audio recordings (e.g., albums, singles, etc.), now or hereafter invented, manufactured or distributed primarily for non-public use, including, without limitation, home use, school use, juke box use, or use in means of transportation including both physical and digitized reproductions; provided, that the applicable Recording embodied in a Record shall in all events have been commercially released in the form of a physical phonorecord for sale to consumers.

        (w)    "Recording" means a sound recording embodied in a Record.

        (x)    "Record Labels" [...***...]

        (y)    "Record Payments" [...***...]

        (z)    "Stream" [...***...]

        (aa)   "Territory" [...***...]

        (ab)   "Title List(s)" [...***...]

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2.      LICENSE:

        (a) Upon the terms and subject to the conditions, restrictions and limitations set forth herein, and solely to the extent of the Company's rights with respect thereto, the Company hereby grants to MP3 a non-exclusive, non-transferable license, without the right to sublicense, solely during the Term (as defined below) and within the Territory:

               (i) To encode the Company Recordings in a secure Streaming format using technologies selected by MP3 (which, if modified or changed from the technologies used by MP3 on the date hereof, shall be subject to the approval of the Company, such approval not to be unreasonably withheld) reasonably necessary to create a database of Recordings which Locker Owners can access only in accordance with the methods described in Sections 2(b)-(d) below and otherwise on the terms and subject to the conditions of this Agreement, to Stream such encoded Company Recordings from the MP3 Servers (as defined below) to Locker Owners via the Internet and to make copies of such Company Recordings solely to the extent necessary to exercise its rights under this Section 2(a)(i); provided, that all such copies shall reside only on the network servers, mirror sites, caching servers, workstations or equivalent devices under the direct control of MP3 dedicated to MyMP3 (the "MP3 Servers");

               (ii) To encode and display on the MP3 Website solely for informational purposes as part of the MyMP3 service (i.e., not made available for copying or other reproduction by Locker Owners), cover artwork associated with the Company Recordings (except for any Company Recordings that are soundtrack albums, unless the Company has the unrestricted right to authorize such use); provided, that no cover artwork shall be encoded by MP3 at a quality in excess of seventy-two (72) dots per inch; and provided further, that all copies of such cover artwork shall reside only on the MP3 Servers;

               (iii) To use on the MP3 Website the names and tradenames of the Company (only as such names and tradenames appear on the Company Recordings), the titles of the Company Recordings and the names of the Artists whose performances are embodied in the Company Recordings (or a producer or other performer who is credited by the Company with such Company Recording), in all cases solely to identify the Company Recordings on the MyMP3 service (and not in connection with any promotion, marketing

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                       and/or advertising of MyMP3, MP3, the MP3 Website or for
                       any other purpose whatsoever without Virgin's prior written approval); and

               (iv) In each instance where Virgin has consented in writing to such use (in all cases prior to the time of such use), to use on the MP3 Website the likenesses (other than cover artwork, which is covered by Section 2(a)(iii) above) of the Artists whose performances are embodied in the Company Recordings (and any producer or other performer associated with such Company Recording, to the extent the Company has the right to authorize such use) solely as part of the MyMP3 service (and not in connection with any promotion, marketing and/or advertising of MyMP3, MP3, the MP3 Website or for any other purpose whatsoever).

        (b) The Company Recordings may be added to or inserted in an individual Locker:

               (i) At the direction of a Locker Owner using the Instant Listening System (or any Equivalent System (as defined below) established by MP3);

               (ii) At the direction of a Locker Owner using the Beam-it System (or any Equivalent System established by MP3);

               (iii)   [...***...]

               (iv)    [...***...]

               [...***...]

        (c)    [...***...]

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        (d)    [...***...]

3.      LIMITATIONS:

        (a) The rights granted by Virgin hereunder are limited to the non-exclusive use of the Company Recordings in the manner expressly described in Section 2. Any and all other rights in connection with the Company Recordings are specifically reserved by the Company. MP3 shall not sublicense, assign or convey to any Person, or pledge, mortgage or encumber any rights under this Agreement.

        (b)    [...***...]

        (c)    [...***...]

        (d)    [...***...]

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        (e)    [...***...]

4.      TERM AND TERRITORY:

        (a) The term (the "Term") of this Agreement shall commence upon execution hereof and shall continue [...***...]

        (b)    [...***...]

        (c)    [...***...]

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5.      CONSIDERATION: In consideration of this Agreement, MP3 shall pay to the
        Company the following:

        (a)    Upon execution of this Agreement, [...***...]

        (b)    [...***...]

        (c)    [...***...]

        (d)    [...***...]

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6.      COMPANY SHELF AND USAGE DATA:

        (a)    [...***...]

        (b)    [...***...]

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        (c)    [...***...]

7.      ACCOUNTINGS:

        (a) MP3 shall maintain full, true and accurate accounts with respect to the Royalty Fees and the Per Master Fees and shall compute the sums due to the Company under Sections 5(b) and (c) as of each March 31, June 30, September 30 and December 31 after the date hereof. Within thirty (30) days after each calendar quarterly period, MP3 will send the Company a statement relating to such quarter that includes [...***...] (the "Quarterly Statement"), together with payment of all sums due to the Company. MP3 shall send such Quarterly Statements to the Company regardless of whether any amounts are due to the Company. Quarterly Statements shall be delivered in a computer readable format specified by Virgin in its reasonable, good faith business discretion.

        (b) MP3 will maintain (for at least 5 years after the end of the Term) books and records with respect to sums payable to the Company hereunder. The Company may, at its own expense no more than once per calendar year, examine and copy those books and records, as provided in this paragraph. In the event that the calculation of such sums is determined by a computer-based system, the Company shall be permitted to examine the machine sensible data utilized by such system and the related documentation describing such system. The Company may make those examinations only during MP3's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the MP3 office in San Diego, California, unless otherwise notified. The Company will be required to notify MP3 at least ten (10) days before the date of planned examination. If any audit reveals any statement hereunder to be in error by more than ten percent (10%), in addition to payment of the deficiency, the reasonable costs and expenses of such inspection shall be borne by MP3.

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8.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

        (a) In addition to the other representations, warranties, agreements and obligations of MP3 herein:

               (i)    [...***...]

               (ii)   [...***...]

               (iii)  [...***...]

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               (iv)   [...***...]

               (v)    [...***...]

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               (vi)   [...***...]

               (vii)  [...***...]

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               (viii) [...***...]

               (ix)   [...***...]

        (b) The Company shall be solely responsible for any Record Payments that may be due in connection with the use of the Company Recordings contemplated hereunder.

        (c) Each party to this Agreement represents and warrants to the other that (i) such party has the right, power and authority to enter into and fully perform this Agreement and (ii) the execution of this Agreement by such party and its performance of the obligations hereunder do not and will not violate any agreement by which such party is bound.

9. OWNED PROPERTY: MP3 hereby acknowledges that all sound recording copyrights or equivalent state law rights in and to the Company Recordings, and all copyrights in and to the cover artwork, names and tradenames described in Sections 2(a)(ii) and (iii) (the "Owned Property"), as between the Company and MP3, are the sole property of the Company. MP3 shall not contest, or assist others in contesting, the Company's rights or interests in the Owned Property or the validity of such ownership. MP3 shall include on the MP3 Website, its products and all other material produced and distributed publicly by MP3 in accordance with this Agreement, such copyright, trademark and other notices as the Company may from time to time reasonably require.

10.     TERMINATION:

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        (a)    Either party may terminate this Agreement upon a material breach of any of the representations, warranties, agreements or obligations made by the parties in Sections 2(a), 4(b), 5(b), 5(c), 8(a)(ii), 8(a)(vii) and (viii) of this Agreement, which breach is not cured within thirty (30) days from date of written notice by the non-breaching party of any such breach.

        (b) The Company may terminate this Agreement: (i) if MP3 is dissolved or liquidated, or becomes bankrupt or otherwise insolvent; (ii) if MP3 fails to fully comply with Sections 3, 5(a) and 8(a)(iv) hereof; or (iii) at any time after the sale by MP3 of fifty percent (50%) or more of its assets, whether by stock sale, merger, share exchange, asset sale, consolidation or otherwise to any company engaging in, or which has been sued by the Company for engaging in, music piracy.

        (c) Upon the occurrence of any of the events described in Section 10(b) or the failure of MP3 to cure a material breach within the cure period as provided in Section 10(a), in addition to such other rights and remedies which the Company may have at law or otherwise under this Agreement, the Company shall have the right to terminate this Agreement and all rights granted hereunder shall forthwith revert to the Company. Notwithstanding any such termination, this Section 10 and Sections 13 and 14 shall remain in full force and effect.

        (d)    [...***...]

11.     INDEMNITY:

        (a) Each party hereby agrees to hold harmless, defend and indemnify the other party (and its Affiliates, directors, officers, employees and agents) from any and all damages, liabilities, costs, losses and expenses (including reasonable attorneys' fees) ("Losses") arising out of or connected with any claim, demand, liability or action brought or claimed by a third party (collectively referred to as a "Claim") to the extent such Claim is based upon a breach of any of the warranties, representations, covenants or obligations of the indemnifying party in this Agreement or the gross negligence or wilfull misconduct of such party.

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        (b)    In claiming any indemnification hereunder, the indemnfied party shall promptly provide the indemnifying party with written notice of any Claim which the indemnified party believe it is entitled to be indemnified pursuant to this Section 11. The indemnifying party agrees to reimburse the indemnified party, on demand, for any payment made by the indemnified party at any time with respect to any Losses to which the foregoing indemnity applies. The indemnified party may, at its own expense, assist in the defense and all negotiations relating to a settlement of any such Claim. Any settlement intended to bind the indemnified party may not be entered into without the indemnfied party's prior written consent, which shall not be unreasonably withheld or delayed.

12. NOTICES: All notices hereunder shall be given in writing and shall be effective when served by personal delivery or upon receipt when sent by certified mail, return receipt requested, postage prepaid; when sent by overnight courier service; when sent by facsimile transmission with hard copy confirmation sent by certified mail; or when sent by e-mail with telephonic confirmation, in each case to the party at the addresses set forth below (or at such other addresses hereafter designated by the parties):

               If to MP3:

               MP3.com, Inc.
               4790 Eastgate Mall
               San Diego, CA  92121
               Attention:  Robin Richards
               Facsimile:  (858) 623-7003
               e-mail:  robin@mp3.com

               with a copy to:

               Ziffren, Brittenham, Branca & Fischer LLP
               1801 Century Park West
               Los Angeles, CA  90067-6405
               Attention:  Gary Stiffelman, Esq.
               Facsimile:  (310) 553-7068
               e-mail:  garys@zbbf.com

               If to the Company:

               Virgin Holdings, Inc.
               c/o EMI Recorded Music, New Media Group
               1750 N. Vine Street
               YV Building
               Hollywood, California 90028
               Attention:  Robyn L. Glaser
               Facsimile:  (323) 769-4421
               e-mail:  robyn.glaser@emicap.com




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               with a copy to:

               EMI Recorded Music, North America
               1290 Avenue of the Americas, 38th Floor
               New York, New York 10104
               Attention:  Alasdair J. McMullan
               Facsimile:  212-492-5095
               e-mail:  alasdair.mcmullan@emicap.com

or to such other persons or at such other address hereafter designated by the parties.

13. CONFIDENTIALITY. The terms and conditions of this Agreement are in all respects confidential, and neither party shall disclose them, directly or indirectly, to any other person (except to the extent such disclosure is required by law [...***...]), other than such party's legal and financial advisors who shall agree to be bound by this confidentiality agreement. Neither party shall, directly or indirectly, by any means, disclose, or participate in or contribute to any public discussion, notice or other publicity concerning, the terms and conditions of this Agreement. Notwithstanding the foregoing, the parties agree that a mutually approved press release with respect to this Agreement shall be issued within a reasonable period after execution hereof in accordance with Section 14(i) below.

14.     MISCELLANEOUS:

        (a) This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. All remedies, rights, undertakings and obligations contained in this agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking or obligation of either party.

        (b) The Company may transfer or assign, in whole or in part, this Agreement (or its rights, interests or obligations hereunder) to any of its Affiliates or upon a change of ownership of the Company. MP3 shall not assign its rights hereunder in whole or in part to any person or entity without the prior written approval of Virgin. Any such purported assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, their permitted assigns and their respective successors and legal representatives.

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        (d)    This Agreement shall be governed by the laws of the State of New
               York applicable to contracts entered into and performed entirely within the State of New York, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance or breach of this Agreement. Any claim arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the United States District Court of the Southern District of New York or, if federal jurisdiction is unavailable, in any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such Court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement of the subject matter hereof may not be enforced in any such Court.

        (e) Except as is specifically provided herein, nothing in this Agreement is intended to confer on any person not a party hereto any rights or remedies under this Agreement.

        (g) A waiver by either party of any provision of this agreement in any instance shall not be deemed to waive it for the future.

        (i) Other than as required by law, regulation or stock exchange requirements, and without the consent of the other party, the parties hereto shall not, and shall cause their respective Affiliates not to, disclose the existence of this Agreement or issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement. If any press release or other announcement is made in accordance with the foregoing sentence, the content of such release or other announcement must be mutually agreed by the parties hereto.

        (j) Should any part of this Agreement judicially be declared to be invalid, unenforceable, or void, the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void shall be reformed by the entity having jurisdiction thereover without further action by the parties hereto and only to the extent necessary to make such part or parts valid and enforceable.

        (k) Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

        (l) The Section headings in this Agreement are used for convenience only and will not affect the interpretation of any provision.


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        (m)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.


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        Please indicate your acceptance of the above terms by signing in the space indicated below.

                                  Very truly yours,

                                  MP3.COM, INC.


                                  By:  /S/ Robin Richards
                                      -------------------------------
                                      Name:
                                      Title: Pres

AGREED AND ACCEPTED:

VIRGIN HOLDINGS, INC.


By:  /S/ Signature Illegible
   -------------------------------
   Name:  Name Illegible
   Title: Vice President


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                                    EXHIBIT A

                                   [...***...]

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                                    EXHIBIT B

                                   [...***...]

                                  See Attached

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